Exhibit 3.1

BYLAWS

OF

CSX CORPORATION

(Amended and Restated as of October 7, 2020)

ARTICLE I

Shareholders’ Meeting

SECTION 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held on such date as the Board of Directors (hereinafter sometimes the “Board”) may designate, either within or without the Commonwealth of Virginia.

SECTION 2. Special Meetings. Special meetings of the shareholders may be called from time to time by a majority of the Board of Directors or the Chairman of the Board. Special meetings of shareholders shall be promptly called by the Corporation if one or more shareholders that together hold at least 15% of all the shares of capital stock at the time outstanding and having voting power deliver or cause to be delivered to the Corporate Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings shall be held solely for the purposes specified in the notice of meeting.

SECTION 3. Time and Place. Each meeting of the shareholders shall be held at such time and place (or no place, if the meeting is to be held solely by means of remote communications) as may fixed by the Board and stated in the notice of the meeting.

SECTION 4. Quorum and Voting. The holders of a majority of the votes entitled to be cast on any matter, present in person or represented by proxy, shall constitute a quorum as to that matter at any meeting of the shareholders. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time until a quorum is obtained by (a) the chairman of such meeting or (b) a majority of the shares present in person or represented by proxy. No additional notice of the meeting shall be required other than by announcement at the meeting unless a new record date is fixed pursuant to Section 8. Unless otherwise provided in the Articles of Incorporation of the Corporation, each shareholder shall be entitled to one vote in person or by proxy for each share entitled to vote then outstanding and registered in his or her name on the books of the Corporation.

SECTION 5. Written Authorization. A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature.

SECTION 6. Electronic Authorization. The President or the Corporate Secretary may approve procedures to enable a shareholder or a shareholder’s duly authorized attorney-in-fact to authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram, cablegram, internet transmission, telephone transmission or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which the inspectors of election can determine that the transmission was authorized by the shareholder or the shareholder’s duly authorized attorney-in-fact. If it is determined that such transmissions are valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

SECTION 7. Notice of Meeting. (a) Except as otherwise required by the laws of the Commonwealth of Virginia, notice shall be delivered by the Corporation not less than 10 days nor more than 60 days before the date of the meeting, either personally, by mail or by any other manner permitted by law, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the shareholder at the shareholder’s address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Notice of meetings may be waived in accordance with law. Any previously scheduled meeting of the shareholders may be postponed, by resolution of the Board of Directors, at any time prior to the time previously scheduled for such meeting of shareholders.

(b) Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation, under any provision of the Virginia Stock Corporation Act, the Articles of Incorporation or these Bylaws, shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent shall be revocable by the shareholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Corporate Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this paragraph shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the shareholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the shareholder of such specific posting when such notice is directed to the record address of the shareholder or to such other address at which the shareholder has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (4) if by any other form of electronic transmission, when consented to by the shareholder.

SECTION 8. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 70 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

SECTION 9. Conduct of Meeting.

(a) The Chairman of the Board shall preside over all meetings of the shareholders. If he or she is not present, or if there is none in office, the Vice Chairman of the Board shall preside. If the Chairman of the Board and the Vice Chairman of the Board are not present, the Chief Executive Officer shall preside. If the Chairman of the Board, the Vice Chairman of the Board and the Chief Executive Officer are not present, the President shall preside. If the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer and the President are not present, a Vice President shall preside, or, if none be present, a chairman shall be elected by the meeting. The Corporate Secretary shall act as secretary of the meeting, if he or she is present. If he or she is not present, the chairman shall appoint a secretary of the meeting. The chairman of the meeting, at his or her discretion, may adjourn the meeting from time to time, whether or not there is a quorum, and may determine the date, time and place (or no place, if the meeting is to be held solely by means of remote communications) that a meeting so adjourned is to reconvene.

(b) The Board of Directors may adopt such rules, regulations and procedures for the conduct of any meeting of shareholders that it deems appropriate. Except to the extent inconsistent with such rules, regulations and procedures adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of an agenda or order of business, the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

SECTION 10. Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the chairman of such meeting. Inspectors so appointed, will receive and take charge of proxies and ballots, decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast, and perform such other duties as required by law or requested by the chairman of the meeting.

SECTION 11. Advance Notice of Nominations and Shareholder Business.

(a) Annual Meetings of Shareholders.

(i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly made at the annual meeting by or at the direction of the Board of Directors or (C) by any shareholder of the Corporation who (1) was a shareholder of record of the Corporation at the time the notice provided for in this Section 11 is delivered to the Corporate Secretary of the Corporation and at the time of the meeting, (2) is entitled to vote at the meeting and (3) complies with the procedures set forth in this Section 11. Clause (C) of the immediately preceding sentence shall be the exclusive means for a shareholder to make a nomination or propose business before an annual meeting of shareholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of paragraph (a)(i) of this Section 11, the shareholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action. To be timely, a shareholder’s notice must be delivered to the Corporate Secretary at the principal office of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the shareholder must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election as a director, (1) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest or otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of the application of the Exchange Act to such nomination, (2) the information and agreement required under paragraph (b) of Section 3 of Article II, and (3) such person’s written consent to being named in the proxy statement as a nominee and to serving as such a director if elected; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are, directly or indirectly, owned beneficially and of record by such shareholder and such beneficial owner as well as any derivative or synthetic instrument, convertible security, put, option, stock appreciation right, swap or similar contract, agreement, arrangement or understanding the value of or return on which is based on or linked to the value of or return on any of shares of capital stock of the Corporation, (3) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), voting trust, voting agreement or similar contract, arrangement, agreement or understanding pursuant to which the shareholder or beneficial owner on whose behalf the nomination or proposal is being made has a right to vote or direct the voting of any shares of the Corporation’s capital stock, (4) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (5) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. In addition, to be timely, a shareholder’s notice shall further be updated and supplemented, if necessary, (1) as of the voting record date for the meeting and (2) as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Corporate Secretary at the principal office of the Corporation. With respect to any proposal of business, the notice requirements of this Section 11(a)(ii) shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

(iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Corporate Secretary at the principal office of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

(b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is a shareholder of record at the time the notice provided for in this Section 11 is delivered to the Corporate Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event a special meeting of shareholders is called pursuant to these Bylaws for the purpose of electing one or more directors to the Board of Directors, any such shareholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (a)(ii) of this Section 11 is delivered to the Corporate Secretary at the principal office of the Corporation not earlier than the close of business on the one hundred twentieth day prior to such special meeting, and not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed to be elected at such meeting, if any. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a shareholder’s notice as described above.

(c) General.

(i) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible at an annual or special meeting of shareholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (A) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 (including whether the shareholder or beneficial owner, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such shareholder’s nominee or proposal in compliance with such shareholder’s representation as required by clause (a)(ii)(C) of this Section 11) and (B) to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, if the shareholder (or a duly authorized proxy of the shareholder) does not appear at the annual or special meeting of shareholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii) For purposes of this Section 11, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii) Notwithstanding the foregoing provisions of this Section 11, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (B) of the holders of any class or series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation.

(d) Proxy Access for Director Nominations. The Corporation shall include in its proxy statement for any annual meeting of shareholders the name, together with the Required Information (as defined below), of any person nominated for election to the Board of Directors (a “Shareholder Nominee”) identified in a timely notice (the “Notice”) that satisfies this Section 11 delivered to the principal executive office of the Corporation, addressed to the Corporate Secretary, by one or more shareholders who at the time the request is delivered satisfy the ownership and other requirements of both subsections (a) and (d) of this Section 11 (such shareholder or shareholders, and any Associated Person (as defined below) of such shareholder or shareholders, the “Eligible Shareholder”), and who expressly elects to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (d). To be timely, the Notice must be received by the Corporate Secretary not less than one hundred twenty (120) calendar days prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders.

(i) For purposes of this subsection (d), the “Required Information” that the Corporation will include in its proxy statement is (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Corporation, is required to be disclosed in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and (B) if the Eligible Shareholder so elects, a Statement (as defined below). For purposes of this subsection (d), “Associated Person” means any affiliate, associate of, or any other party acting in concert with or on behalf of, (A) a shareholder nominating a Shareholder Nominee or (B) any beneficial owner on whose behalf the shareholder is acting.

(ii) The Corporation shall not be required to include a Shareholder Nominee in its proxy materials for any special meeting of shareholders or for any annual meeting of shareholders for which (A) the Corporate Secretary of the Corporation receives a notice that the Eligible Shareholder has nominated a person for election to the Board of Directors pursuant to the notice requirements set forth in subsection (a) of this Section 11 and (B) the Eligible Shareholder does not expressly elect as part of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (d).

(iii) The number of Shareholder Nominees (including any Shareholder Nominees elected to the Board of Directors at either of the two preceding annual meetings who are standing for reelection and any Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the Corporation’s proxy materials pursuant to this subsection (d) but either are subsequently withdrawn or that the Board of Directors or any committee designated by the Board of Directors decides to nominate for election to the Board of Directors (a “Board Nominee”)) appearing in the Corporation’s proxy materials with respect to a meeting of shareholders shall not exceed the greater of (A) two Shareholder Nominees and (B) 20% of the number of directors in office as of the last day on the Notice may be delivered, or if such amount is not a whole number, the closest whole number below 20%. In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this subsection (d) exceeds this maximum number, each Eligible Shareholder shall select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in the order of the amount (largest to smallest) of shares of the Corporation’s stock eligible to vote in the election of directors each Eligible Shareholder disclosed as owned in the written notice of the nomination submitted to the Corporation. If the maximum number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached.

(iv) An Eligible Shareholder must have owned (as defined below) 3% or more of the outstanding shares of the Corporation’s stock eligible to vote in the election of directors continuously for at least three years (the “Required Shares”) as of both the date the Notice is delivered to the Corporation and the record date for determining shareholders entitled to vote at the meeting and must continue to own the Required Shares through the meeting date. For purposes of satisfying the foregoing ownership requirement under this subsection (d), (A) the shares of stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the Corporation’s stock and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed 20, and further provided that the group of shareholders shall have provided to the Corporate Secretary of the Corporation as a part of providing the Notice a written agreement executed by each of its members designating one of the members as the exclusive member to interact with the Corporation for purposes of this Section 11 on behalf of all members, and (B) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. Within the time period specified for providing the Notice, an Eligible Shareholder must provide the following information in writing to the Corporate Secretary of the Corporation (in addition to the information required to be provided by subsection (a) of this Section 11): (A) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Notice is delivered to or mailed and received by the Corporation, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, (B) the written consent of each Shareholder Nominee to be named in the proxy statement as a nominee and to serve as a director if elected, (C) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act, (D) a representation that the Eligible Shareholder (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this subsection (d), (3) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (4) will not distribute to any shareholder any form of proxy for the meeting other than the form distributed by the Corporation, (5) intends to continue to own the Required Shares through the date of the meeting, and (6) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, (E) an undertaking that the Eligible Shareholder agrees to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Corporation’s shareholders or out of the information that the Eligible Shareholder provided to the Corporation, (2) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this subsection (d), (3) file with the Securities and Exchange Commission all soliciting and other materials as required under subdivision (x) of this subsection (d), and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting, and (F) if the Eligible Shareholder did not submit the name(s) of the Shareholder Nominee(s) to the Governance Committee of the Board of Directors for consideration as Board Nominee(s), a brief explanation why the Eligible Shareholder elected not to do so. The inspectors of elections shall not give effect to the Eligible Shareholder’s votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in clause (D) above.

(v) For purposes of this subsection (d), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Corporation’s stock as to which a shareholder who is the Eligible Shareholder or is included in the group that constitutes the Eligible Shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by or on behalf of such shareholder in any transaction that has not been settled or closed, (2) borrowed by or on behalf of such shareholder for any purpose or purchased by such shareholder pursuant to an agreement to resell or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by or on behalf of such shareholder whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of the Corporation’s stock, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such shareholder’s full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during (A) any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder, or (B) has loaned such shares, provided that the person has the power to recall such loaned shares on not more than three business days’ notice. Whether outstanding shares of the Corporation’s stock are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its shareholders.

(vi) The Eligible Shareholder may provide to the Corporate Secretary of the Corporation, within the time period specified for providing the Notice, a written statement for inclusion in the Corporation’s proxy statement for the meeting, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or statement that it believes would violate any applicable law, rule, regulation or listing standard.

(vii) The Corporation shall not be required to include, pursuant to this subsection (d), a Shareholder Nominee in its proxy materials (A) for any meeting for which the Corporate Secretary of the Corporation receives a notice that the Eligible Shareholder or any other shareholder has nominated a Shareholder Nominee for election to the Board of Directors pursuant to the requirements of subsection (a) of this Section 11 and does not expressly elect at the time of providing the notice to have its nominee included in the Corporation’s proxy materials pursuant to this subsection (d), (B) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a Board Nominee, (C) who is not independent under the listing standards of the principal exchange upon which the Corporation’s stock is traded, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, as determined by the Board of Directors, (D) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation’s Articles of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded, or any applicable state or federal law, rule or regulation, (E) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (F) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (G) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (H) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors, or (I) if the Eligible Shareholder or applicable Shareholder Nominee otherwise breaches any of its or their obligations, agreements or representations under this Section 11.

(viii) Notwithstanding anything to the contrary set forth herein, the chairman of at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Section 11, as determined by the Board of Directors or the chairman of the meeting.

(ix) In addition to the information required to be provided by the Eligible Shareholder by subsections (a) and (d) of this Section 11, each Shareholder Nominee and each Board Nominee shall provide to the Corporate Secretary of the Corporation, within two weeks of receipt of the Corporate Secretary’s written request therefore, the following information: (A) a completed copy of the Corporation’s form of director’s questionnaire and a written consent of the Shareholder Nominee or the Board Nominee to the Corporation following such processes for evaluation of such Nominee as the Corporation follows in evaluating any other potential Board Nominee, as provided by the Corporate Secretary; (B) the Shareholder Nominee’s or the Board Nominee’s agreement to comply with the Corporation’s corporate governance, conflict of interest, confidentiality, share ownership and share trading policies, as provided by the Corporate Secretary; (C) written confirmation that the Shareholder Nominee or the Board Nominee (1) does not have, and will not have, any agreement or understanding as to how he or she will vote on any matter and (2) is not a party to, and will not become a party to, any outside compensation arrangement relating to service as a director of the Corporation that has not been disclosed to the Corporate Secretary of the Corporation; and (D) written disclosure of any transactions between the Eligible Shareholder and the Shareholder Nominee or the Board Nominee within the preceding five years.

(x) The Eligible Shareholder shall file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act, or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(xi) No person may be a member of more than one group of persons constituting an Eligible Shareholder under this subsection (d).

(xii) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular meeting of shareholders but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least 25% of the votes cast in favor of the Shareholder Nominee’s election, shall be ineligible to be a Shareholder Nominee pursuant to this subsection (d) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.

ARTICLE II

Board of Directors

SECTION 1. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

SECTION 2. Chairman of the Board; Vice Chairman of the Board. There shall be a Chairman of the Board and a Vice Chairman of the Board, who shall each be chosen by the Board from among the directors. The Chairman of the Board and the Vice Chairman of the Board shall have the respective powers and duties set forth below, and shall also have such other powers and duties as from time to time may be conferred by the Board.

(a) Chairman. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. The Chairman of the Board shall, in consultation with the Vice Chairman of the Board, determine the agenda, schedule and meeting materials for meetings of the Board of Directors; guide discussions of the Board of Directors and facilitate discussions between the Board of Directors and management; and interact with analysts, investors, employees and other key constituents. The Chairman of the Board shall keep the Vice Chairman of the Board informed, and shall consult with the Vice Chairman of the Board, as to material internal and external discussions the Chairman of the Board has, and material developments the Chairman of the Board learns, about the Company and the Board of Directors.

(b) Vice Chairman. The Vice Chairman of the Board shall consult with, advise and assist the Chairman of the Board in the performance of the duties of the Chairman of the Board. The Vice Chairman of the Board shall provide input on the agenda, schedules and meeting materials for meetings of the Board of Directors; assist in guiding board discussions and facilitating communication between the Board of Directors and management; and interact with analysts, investors, employees and other key constituents. The Vice Chairman of the Board shall perform the duties of the Chairman of the Board in the absence or at the request of the Chairman of the Board. The Vice Chairman of the Board shall keep the Chairman of the Board informed, and shall consult with the Chairman of the Board, as to material internal and external discussions the Vice Chairman of the Board has, and material developments the Vice Chairman of the Board learns, about the Company and the Board of Directors.

SECTION 3. Number and Election.

(a) Number and Qualifications. The number of Directors shall be fixed from time to time by the Board of Directors. No person shall be eligible for election as a Director, nor shall any Director be eligible for reelection, if he or she shall have reached the age of 75 years at the time of such election or reelection, except that the Board, in its sole discretion, may waive such ineligibility for a period not to exceed one year.

(b) Qualifications. Each Director and nominee for election as a Director of the Corporation must deliver to the Corporate Secretary of the Corporation at the principal office of the Corporation a written questionnaire with respect to the background and qualifications of such person (which questionnaire shall be provided by the Corporate Secretary of the Corporation upon written request and approved from time to time by the Board or Governance Committee) and a written representation and agreement (in the form provided by the Corporate Secretary of the Corporation upon written request) (the “Agreement”), which Agreement (i) shall provide that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if such person is at the time a Director or is subsequently elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the

Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if such person is at the time a Director or is subsequently elected as a Director of the Corporation, with such person’s duties as a Director under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein, and (C) would be in compliance, if elected as a Director of the Corporation, and will, if such person is at the time a Director or is subsequently elected as a Director of the Corporation, comply with all applicable corporate governance, conflict of interest, confidentiality and securities ownership and trading policies and guidelines of the Corporation (copies of which shall be provided by the Corporate Secretary of the Corporation upon written request) and (ii) if such person is at the time a Director or is subsequently elected as a Director of the Corporation, shall include such person’s irrevocable resignation as a Director if such person is found by a court of competent jurisdiction to have breached the Agreement in any material respect.

(c) Election of Directors.

(i) The Board of Directors shall be elected at the annual meeting of the shareholders or at any special meeting held in lieu thereof.

(ii) Except as provided in the following clause (c)(iii), each Director shall be elected by a vote of the majority of the votes cast with respect to that Director nominee’s election at a meeting for the election of Directors at which a quorum is present. For purposes of this clause (c)(ii), a majority of the votes cast means that the number of shares voted “for” a Director must exceed the number of shares voted “against” that Director.

(iii) In lieu of clause (c)(ii) of this Section 3, this clause shall apply to any election of Directors if there are more nominees for election than the number of Directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for Director in an election to which this clause applies shall be elected by a plurality of the votes cast in such election.

SECTION 4. Quorum. A majority of the Directors shall constitute a quorum. Less than a quorum may adjourn the meeting to a fixed time and place, no further notice of any adjourned meeting being required.

SECTION 5. Removal and Vacancies. The shareholders at any meeting called for such purpose, by a vote of the holders of a majority of all the shares of capital stock at the time outstanding and having voting power, may remove any Director, with or without cause, and fill any vacancy. Vacancies arising among the Directors, including a vacancy resulting from an increase by the Board of Directors in the number of directors may be filled by the remaining Directors, though less than a quorum of the Board, unless sooner filled by the shareholders. The term of office of any Director so elected by the Board of Directors shall expire at the next shareholders’ meeting at which Directors are elected.

SECTION 6. Meetings and Notices. (a) Regular meetings of the Board of Directors shall be held on such dates, at such places and at such times as the Board of Directors may from time to time designate. Special meetings of the Board of Directors may be held at any place and at any time upon the call of the Chairman of the Board, of the Vice Chairman of the Board or of any three members of the Board of Directors.

(b) Notice of any meetings shall be given by mailing or delivering such notice to each Director at the Director’s residence or business address or by telephone or electronic transmission as set forth in this Section 6(b) not less than 24 hours before the meeting. Notice of the date, time, place or purpose of a regular or special meeting of the Board of Directors may be given by a form of electronic transmission consented to by the Director to whom the notice is given. Any such consent of a Director shall be revocable by the Director by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Corporate Secretary or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by electronic transmission shall be deemed given: (a) if by facsimile telecommunication, when directed to a number at which the Director has consented to receive notice; (b) if by electronic mail, when directed to an electronic mail address at which the Director has consented to receive notice; (c) if by a posting on an electronic network together with separate notice to the Director of such specific posting when such notice is directed to an address at which the Director has consented to receive notice, upon the later of such posting or the giving of such separate notice; and (d) if by any other form of electronic transmission, when consented to by the Director. Any notice shall state the time and place of the meeting. Meetings may be held without notice if all of the Directors are present or those not present waive notice before or after the meeting.

(c) Any action required to be taken at a meeting of the Board may be taken without a meeting if a consent in writing setting forth the action to be taken, shall be signed by all the Directors in counterpart or otherwise and filed with the Corporate Secretary. Such consent shall have the same force and effect as a unanimous vote. For purposes of this Section 6(c), such written consent and the signing thereof may be accomplished by one or more electronic transmissions.

(d) Any action required to be taken at a meeting of the Board may be taken by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

SECTION 7. Compensation. By resolution of the Board, Directors may be compensated for services as Directors. Nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

ARTICLE III

Committees

SECTION 1. Executive Committee. The Board of Directors may designate an Executive Committee for the purpose of acting on behalf of the full Board of Directors between regularly scheduled meetings of the Board of Directors, when time is of the essence. The Chief Executive Officer shall be the Chairman of the Executive Committee, which shall consist of three or more Directors, including the Chairman of the Board and the Vice Chairman of the Board. The Executive Committee shall have and may exercise all the authority of the Board of Directors, except as may be prohibited by Section 13.1-689 of the Virginia Stock Corporation Act, as it may from time to time be amended. The Executive Committee shall keep a full and accurate record of its proceedings at each meeting and report the same at the next meeting of the Board. In the absence of the Chairman of the Executive Committee, an acting chairman shall be designated by the Executive Committee to preside at such meeting.

SECTION 2. Compensation Committee. The Board of Directors, at its regular annual meeting, shall designate a Compensation Committee, which shall consist of three or more Directors each of whom shall satisfy the independence requirements of the NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission (“SEC”) as then in effect and applicable to the Corporation. The responsibilities of the Compensation Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

The Compensation Committee shall fix its own rules of procedure. The Committee shall keep minutes of its meetings, and all action taken by it shall be reported to the Board of Directors.

SECTION 3. Audit Committee. The Board of Directors, at its regular annual meeting, shall designate an Audit Committee, which shall consist of three or more Directors each of whom shall satisfy the independence requirements of NASDAQ and the SEC, as then in effect and applicable to the Corporation. The responsibilities of the Audit Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

The Committee shall fix its own rules of procedure. The Committee shall keep minutes of all of its meetings and all action taken by it shall be reported to the Board of Directors.

SECTION 4. Governance Committee. The Board of Directors, at its regular annual meeting, shall designate a Governance Committee, which shall consist of three or more Directors each of whom shall satisfy the independence requirements of NASDAQ and the SEC, as then in effect and applicable to the Corporation. The responsibilities of the Governance Committee shall be set forth in the Committee’s Charter as approved by the Board of Directors.

The Committee shall fix its own rules of procedure. The Committee shall keep minutes of all of its meetings and all action taken by it shall be reported to the Board of Directors.

SECTION 5. Other Committees. The Board of Directors may establish such other committees as it deems appropriate, each committee consisting of at least two Directors whose designation and terms of office shall be by resolution of the Board.

SECTION 6. Committee Meetings. Meetings of a committee may be called at any time by the chairman of such committee or by a majority of the members of such committee. Notice of any meeting shall be given in the manner provided by Section 6 of Article II. Meetings may be held without notice if all of the members of the committee are present or those not present waive notice before or after the meeting. Action may be taken by a committee without a meeting or at a meeting established by means of conference telephone or similar communications equipment in the manner provided by Section 6 of Article II.

SECTION 7. Quorum. A majority of the members of any committee shall constitute a quorum for the transaction of business, and the affirmative vote of the majority of those present shall be necessary for any action by a committee. In the absence of the chairman of a committee, the acting chairman shall be designated by the remaining members of the committee to preside at such meeting.

SECTION 8. Term of Office. Members of any committee shall be designated as above provided and shall hold office until their successors are designated by the Board of Directors or until such committee is dissolved by the Board of Directors.

SECTION 9. Resignation and Removal. Any member of a committee may resign at any time by giving written notice of his intention to do so to the Chairman of the Board or the Corporate Secretary, or may be removed, with or without cause, at any time by the Board of Directors.

SECTION 10. Vacancies. Any vacancy occurring in a committee resulting from any cause whatever shall be filled by a majority of the number of Directors fixed by these Bylaws.

ARTICLE IV

Officers

SECTION 1. Elected Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Corporate Secretary, a Treasurer, and such other officers (including, without limitation, a Chief Financial Officer and a Chief Legal Officer) as the Board of Directors from time to time may deem proper. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof or the Chief Executive Officer. The Board may from time to time elect, or the Chief Executive Officer may appoint, such other officers (including, without limitation, one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee or by the Chief Executive Officer, as the case may be. Any person may be elected to more than one office.

SECTION 2. Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after the annual meeting of the shareholders. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, but any officer may be removed from office with or without cause at any time by the Board of Directors or, except in the case of any officer or agent elected by the Board, by the Chief Executive Officer. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

SECTION 3. Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors, a committee of the Board or the Chief Executive Officer. The Chief Executive Officer, the President, any Vice President and the Treasurer may sign and execute in the name of the Corporation representations, securities, deeds, mortgages, leases, licenses, releases, bonds, powers of attorney, contracts or other instruments, and any officer may sign and execute in the name of the Corporation such instruments as are incidental to such officer’s duties in the ordinary course of business, except in either case where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. The Board of Directors may require any officer to give such bond for the faithful performance of his or her duties as the Board may see fit.

SECTION 4. Chief Executive Officer. Subject to the direction and control of the Board of Directors, the Chief Executive Officer shall be responsible for the general management and control of the business and affairs of the Corporation, shall be primarily responsible for the implementation of the policies of the Board of Directors and shall have such authority and perform such duties as are commonly incident to his or her office and all such other duties as are properly required of him or her by the Board of Directors or as are provided elsewhere in these Bylaws. He or she shall make reports to the Board of Directors and the shareholders from time to time, and shall see that all orders and resolutions of the Board of Directors and of any committee thereof are carried into effect. The Chief Executive Officer may hire, appoint and discharge such employees and agents of the Corporation as he or she shall deem necessary for the proper management of the business and affairs of the Corporation and may fix the compensation of such employees and agents, other than himself/herself and senior executives.

SECTION 5. President. The President shall have such authority and perform such duties as are commonly incident to his or her office and all such other duties as are properly required of him or her by the Board of Directors or the Chief Executive Officer or as are provided elsewhere in these Bylaws, and shall assist the Chief Executive Officer in the administration and operation of the Corporation’s business and general supervision of its policies and affairs.

SECTION 6. Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer, or the Board of Directors.

SECTION 7. Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall be responsible for the performance of all duties incident to the office of Treasurer. The Treasurer shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board of Directors, the Chief Executive Officer or the Chief Financial Officer (if any).

SECTION 8. Corporate Secretary. The Corporate Secretary shall attend all meetings of the shareholders, the Board of Directors, and the Executive Committee and record their proceedings in permanent books kept for that purpose, unless a temporary secretary be appointed. When requested, the Corporate Secretary shall also act as secretary of the meetings of the other Committees of the Board. He or she shall give, or cause to be given, due notice as required of all meetings of the shareholders, Directors, the Executive Committee and the other Committees of the Board, and all other notices as required by law or by these Bylaws. He or she shall keep or cause to be kept at a place or places required by law a record of the shareholders of the Corporation, giving the names and addresses of all shareholders and the number, class, and series of the shares held by each. He or she shall be custodian of the seal of the Corporation, and of all records, contracts, leases, and other papers and documents of the Corporation, unless otherwise directed by the Board of Directors, and shall in general perform all the duties incident to the office of Secretary and such other duties as may be assigned to him or her by the Board of Directors or the Chief Executive Officer. The Corporate Secretary shall have the power to affix or cause to be affixed the seal of the Corporation to all instruments, the execution of which is authorized by these Bylaws or by the Board of Directors, and to sign with another authorized officer certificates for shares of the Corporation, the issuance of which is authorized by these Bylaws or by the Board of Directors. In case of the Corporate Secretary’s absence or incapacity, the Board of Directors or the Chief Executive Officer may designate an Assistant Secretary or other appropriate officer to perform the duties of the Secretary.

SECTION 9. Voting Securities of Other Corporations. Unless otherwise provided by the Board of Directors, the Chief Executive Officer, in the name and on behalf of the Corporation, may appoint from time to time himself or herself or any other person proxy, attorney or agent for the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder, member or otherwise in any other corporation, partnership or other legal entity, domestic or foreign, whose stock, interests or other securities are held by the Corporation, or to consent in writing to any action by such other entity, or to exercise any or all other powers of this Corporation as the holder of the stock, interests or other securities of such other entity. The Chief Executive Officer may instruct the person so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation and under its corporate seal such written proxies, consents, waivers or other instruments as may be deemed necessary or proper. The Chief Executive Officer may attend any meeting of the holders of stock, interests or other securities of any such other entity and vote or exercise any and all other powers of this Corporation as the holder of the stock, interest or other securities of such other entity.

SECTION 10. Contracts and Expenditures. Except as otherwise directed by the Board of Directors, expenditures chargeable to operating expenses, including without limitation contracts for work, labor and services and materials and supplies, may be made by or under the direction of the head of the department or office of the Corporation in which they are required, without explicit or further authority from the Board of Directors, subject to direction, restriction or prohibition by the Chief Executive Officer.

SECTION 11. Removal. Any officer elected, or agent appointed, by the Board of Directors may be removed by the Board of Directors at any time, with or without cause. Any officer or agent appointed by the Chief Executive Officer may be removed by him or her at any time, with or without cause. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, his or her resignation or his or her removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 12. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation or removal may be filled by the Board of Directors or the Chief Executive Officer for the unexpired portion of the term; provided that any vacancy in an office appointed by the Chief Executive Officer because of death, resignation, or removal may be filled by the Chief Executive Officer.

ARTICLE V

Depositaries

The money and negotiable instruments of the Corporation shall be kept in such bank or banks as the Treasurer or Chief Financial Officer shall from time to time direct or approve. All checks and other instruments for the disbursement of funds shall be executed manually or by facsimile by such officers or agents of the Corporation as may be authorized by the Board of Directors.

ARTICLE VI

Seal

The seal of the Corporation, of which there may be any number of counterparts, shall be circular in form and shall have inscribed thereon the name of the Corporation, the year of its organization and the words, “Corporate Seal Virginia.” The Board may also authorize to be used, as the seal of the Corporation, any facsimile thereof.

ARTICLE VII

Fiscal Year

The fiscal year of the Corporation shall commence on the first day of January each year and shall terminate in each case on December 31.

ARTICLE VIII

Amendments to Bylaws

(a) Except as specified in clause (b) below, these Bylaws may be amended or repealed at any regular or special meeting of the Board of Directors by the vote of at least two-thirds of the Directors then in office. These Bylaws may also be repealed or changed, and new Bylaws made, by the shareholders, provided notice of the proposal to take such action shall have been given in the notice of the meeting.

(b) Article I, Sections 2 and 11(b) of these Bylaws, and this clause (b), may only be amended or repealed with the approval of the shareholders.

ARTICLE IX

Control Share Acquisitions

Article 14.1 of the Virginia Stock Corporation Act (“Control Share Acquisitions”) shall not apply to acquisitions of shares of stock of the Corporation.

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